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Exhibit 99.1

ImClone Systems Incorporated Investors: Andrea F. Rabney (646) 638-5058 Media: Jason E. Farber (646) 638-5063	The Abernathy MacGregor Group David Pitts (212) 371-5999

For Immediate Release

IMCLONE SYSTEMS BOARD OF DIRECTORS NAMES DANIEL S. LYNCH
CHIEF EXECUTIVE OFFICER AND DIRECTOR

New York, NY—February 12, 2004—ImClone Systems Incorporated (NASDAQ: IMCL) announced today that its Board of Directors has named Daniel S. Lynch Chief Executive Officer and a Director. Since April 2003, Mr. Lynch has served as ImClone Systems' Senior Vice President, Chief Administrative Officer and acting Chief Executive Officer and prior to that, as the Company's Senior Vice President, Finance and Chief Financial Officer. The Board's decision was unanimous. ImClone Systems also announced today that David M. Kies, who has served under the title of Lead Director of the Board since April 2003, has been named Chairman. There will be no change in Mr. Kies' responsibilities.

"Dan's stewardship of ImClone Systems during one of its most critical and challenging periods has been exemplary. Dan has proven himself as a leader, and has guided the Company in the achievement of several high priority goals, including the FDA's approval of ERBITUX to treat late-stage colorectal cancer, the rebuilding of the Company's credibility and the creation of value for shareholders," stated David M. Kies, Chairman of the Board of ImClone Systems. "In addition to his familiarity with the Company, Dan's leadership qualities, management skills and his experience in finance and the international pharmaceuticals business make him an excellent choice for the position."

"My pride in being named Chief Executive Officer and to the Board of ImClone Systems is matched only by the pride I feel for the Company's recent accomplishments and their significance to the oncology community," stated Daniel S. Lynch, Chief Executive Officer. "As CEO, I will continue to direct the Company's talent and resources toward the advancement of our clinical programs, most notably ERBITUX, as well as the many promising pipeline programs currently in preclinical development." Mr. Lynch added, "In addition to the advancement of our scientific programs, I will work with senior management and the Board of Directors to further our other corporate goals and strengthen our management team, including the recruitment of a Chief Scientific Officer."

Mr. Lynch joined ImClone Systems in April 2001 as Vice President, Finance and Chief Financial Officer. In September 2001, Mr. Lynch was promoted to Senior Vice President, Finance and Chief Financial Officer, which he served as until being named Senior Vice President, Chief Administrative Officer and acting Chief Executive Officer in April 2003.

Immediately preceding his joining ImClone Systems, from 1999 to 2001, Mr. Lynch served as Chief Financial Officer of Derby Cycle Corporation. Through mid-1999, Mr. Lynch served as Vice President of Finance, U.S. Pharmaceuticals, Worldwide Medicines Group at Bristol-Myers Squibb Company

(BMS), after holding various other finance-related managerial positions throughout his 15-year career at BMS.

Mr. Lynch earned his Bachelors Degree in Mathematics from Wesleyan University and a Masters in Business Administration from the Darden Graduate School of Business Administration, University of Virginia.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with a variety of cancers. The Company's three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems' headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company's ability to control or predict important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with completing pre-clinical and clinical trials of the company's compounds that demonstrate such compounds' safety and effectiveness; manufacturing losses and risks associated therewith; obtaining additional financing to support the company's operations; obtaining and maintaining regulatory approval for such compounds and complying with other governmental regulations applicable to the company's business; obtaining the raw materials necessary in the development of such compounds; consummating and maintaining collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to manufacture, market and sell the company's products, either directly or with collaborative partners; developing market demand for and acceptance of such products; competing effectively with other pharmaceutical and biotechnological products; obtaining adequate reimbursement from third party payers; attracting and retaining key personnel; legal costs and the outcome of outstanding legal proceedings and investigations including but not limited to our investigations pertaining to withholding tax issues; complying with covenants in the indenture for the company's Convertible Subordinated Notes and with the terms of other contractual obligations; obtaining patent protection for discoveries and risks associated with commercial limitations imposed by patents owned or controlled by third parties. For further information on factors which could impact the company and the statements contained in this news release, reference should be made to the company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

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  Exhibit 99.1
IMCLONE SYSTEMS BOARD OF DIRECTORS NAMES DANIEL S. LYNCH CHIEF EXECUTIVE OFFICER AND DIRECTOR